Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of July 22, 2010, is entered into by and among THE GEO GROUP, INC., a Florida corporation (“Parent”), GEO ACQUISITION III, INC., a Delaware corporation and a wholly owned subsidiary of Parent, and CORNELL COMPANIES, INC., a Delaware corporation.

RECITALS

WHEREAS, the parties previously entered into that certain Agreement and Plan of Merger dated as of April 18, 2010 (the “Agreement”);

WHEREAS, the parties desire to amend to the Agreement as set forth herein; and

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, representations, warranties, covenants and conditions set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.              Amendments.

Effective as of the date hereof, Section 2.1(d)(i) of the Agreement is deleted in its entirety and the following shall be substituted therefor:

“An election form and other appropriate and customary transmittal materials (which shall specify that delivery of issued and outstanding Target Common Stock shall be effected, and risk of loss and title to the certificates theretofore representing any such Target Common Stock (each, a “Certificate”) or non-certificated shares represented by book entry (“Book Entry Shares”) shall pass, only upon proper delivery of such Certificates or Book Entry Shares, respectively, to the Exchange Agent) in such form as Parent shall specify and as shall be reasonably acceptable to Target (the “Election Form”) shall be mailed at such time as Target and Parent may agree (the “Mailing Date”) to each holder of record of shares of Target Common Stock (including holders of Target Options and ESPP Rights electing prior to the Effective Time to purchase or receive Target Common Stock) as of July 20, 2010 (or such other time and date as Target and Parent shall agree) (the “Election Form Record Date”).”

Section 2.              Agreement Otherwise Unchanged.

Except as otherwise specifically amended herein, the balance of the Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

CORNELL COMPANIES, INC.

By:	/s/ James E. Hyman
	Name:	James E. Hyman
	Title:	Chief Executive Officer

THE GEO GROUP, INC.

By:	/s/ George Zoley
	Name:	George Zoley
	Title:	Chairman and Chief Executive Officer

GEO ACQUISITION III, INC.

By:	/s/ George Zoley
	Name:	George Zoley
	Title:	President